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                                   EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS









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                                                                      EXHIBIT 23






CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Commercial National Financial Corporation
Ithaca, Michigan


We hereby consent to the incorporation by reference and use of our report dated January 17, 1996, which appears in Commercial National Financial Corporation's annual report on Form 10-K for 1995, in that corporation's previously filed registration statements, as amended, for that corporation's 1989 Stock Option Plan (Registration No. 33-30392), Dividend Reinvestment Plan (Registration No. 33-30239), and 1991 Stock Option Plan (Registration No. 33-39772 and 33-92666).





BDO SEIDMAN, LLP



March 25, 1996
Grand Rapids, Michigan